Exhibit 99.1


     Officers' Certificate Pursuant to Sections 201 and 301 of the Indenture

Dated: March 19, 1998

     The undersigned, John E. Heine, President and Chief Executive Officer and Steven M. Neil, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Sola International Inc. (the "Company"), hereby certify as follows:

     The undersigned, having read the appropriate provisions of the Indenture dated as of March 19, 1998 (the "Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the terms of the Company's 6 7/8% Notes due 2008 (the "Notes") and the form of certificate for the Notes have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, certify that
(1) the terms of the Notes were established by the undersigned pursuant to authority delegated to them by resolutions (the "Resolutions") duly adopted by the Board of Directors of the Company by unanimous written consent as of March 5, 1998 and such terms are as set forth in Annex I hereto, (2) the form of certificate for the Notes was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached as Annex II hereto, (3) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company and are in full force and effect on the date hereof, are attached as an exhibit to the Secretary's Certificate of the Company of even date herewith, and (4) the form and terms of the Notes have been established pursuant to Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the terms of the Notes and the form of certificate for the Notes, and relating to the execution, authentication and delivery of the Notes, have been complied with.

     This certificate may be executed by the parties hereto in counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument, but all such counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

                                                 /s/ John E. Heine
                                       -----------------------------------------
                                                     John E. Heine
                                         President and Chief Executive Officer



                                               /s/ Steven M. Neil
                                       -----------------------------------------
                                                   Steven M. Neil
                                       Executive Vice President, Chief Financial
                                           Officer, Treasurer and Secretary

                                     ANNEX I

     Capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the indenture dated as of March 19, 1998 (the "Indenture") between Sola International Inc. (the "Company") and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee").

     (1) The Securities of the series established hereby shall be known and designated as the 6 7/8% Notes due 2008. The Securities of such series are sometimes hereinafter called the "Notes."

     (2) The aggregate principal amount of the Securities of such series which may be authenticated and delivered under the Indenture is limited to $100,000,000, except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture. However, such series may be reopened by the Company for the issuance of additional Securities of such series, so long as any such additional Securities have the same form and terms (other than date of issuance and the date from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Securities of such series theretofore issued; provided, however, that, notwithstanding the foregoing, such series may not be reopened if the Company has effected defeasance (as defined in the Indenture) or covenant defeasance (as defined in the Indenture) with respect to the Securities of such series.

     (3) The Securities of such series are to be issuable only as Registered Securities without coupons.

     (4) The Securities of such series shall be sold by the Company to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and BancAmerica Robertson Stephens, as Representatives of the several underwriters (the "Underwriters") named in Schedule A to the Purchase Agreement dated March 13, 1998 (the "Purchase Agreement") with the Company, at a price equal to 98.945% of the principal amount thereof and the initial price to public of the Securities of such series shall be 99.595% of the principal amount thereof plus accrued interest from March 19, 1998, and underwriting discounts and commissions shall be .65% of the principal amount of such Securities.

     (5) The Stated Maturity of the Securities of such series on which the principal thereof is due and payable shall be March 15, 2008.

     (6) The principal of the Securities of such series shall bear interest at the rate of 6 7/8% per annum from March 19, 1998 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on March 15 and September 15 (each, an "Interest Payment Date") of each year, commencing September 15, 1998, to the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the March 1 or September 1 immediately prior to such Interest Payment Dates (each, a "Regular Record Date") regardless of whether such Regular Record Date is a Business Day. Interest on the Securities of such series will be computed on the basis of a 360-day year of twelve 30-day months. No Additional Amounts shall be payable on the Securities of such series.

     (7) Anything in the Indenture to the contrary notwithstanding, the only terms, provisions, covenants or conditions of the Company applicable to the Securities of such series which may be waived by the Holders of the Securities of such series pursuant to

Section 1006 of the Indenture are the covenants set forth in paragraphs 17 and 18 below and the covenants set forth in Sections 1004 and 1005 of the Indenture.

     (8) The Securities of such series are redeemable, as a whole or from time to time in part, at the option of the Company on any date (a "Redemption Date") at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of such series to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus in either case accrued interest on the principal amount being redeemed to such Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to a Redemption Date shall be payable to the Holders of the Securities of such series, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture. Notice of redemption of Securities of such series shall be given not less than 30 nor more than 60 days prior to the relevant Redemption Date to each Holder of Securities of such series to be redeemed as provided in the Indenture, and any redemption of the Securities of such series shall be made in accordance with the other terms and provisions of the Indenture.

     As used in this paragraph 8, the following terms have the meanings set forth below:

     "Treasury Rate" means, with respect to any Redemption Date for the Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Comparable Treasury Issue" means, with respect to any Redemption Date for the Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any Redemption Date for the Notes, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date. As used in the foregoing two sentences, the term "Business Day" shall have the meaning set forth in the

Indenture, assuming that the Place of Payment referred to in such definition is the Borough of Manhattan, The City of New York.

     "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and BancAmerica Robertson Stephens and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

     (9) The Securities of such series shall not be repayable or redeemable at the option of the Holders prior to the Stated Maturity of the principal thereof (except as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.

     (10) The Borough of Manhattan, The City of New York is hereby designated as a Place of Payment for the Securities of such series. The principal of, premium, if any, and interest on the Securities of such series shall be payable and the Securities of such series may be surrendered or presented for payment, the Securities of such series may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Securities of such series and the Indenture may be served, at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, The City of New York, and the Company hereby appoints the Trustee, acting through the office of its affiliate, State Street Bank and Trust Company, in the Borough of Manhattan, The City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that each installment of interest on any Security of such series may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to the Indenture, to the address of such Person as it appears in the Security Register, or (ii) wire transfer to an account located inside the United States maintained by the payee, except that payment of interest on Book-Entry Securities of such series shall be made in accordance with the procedures of the Depositary as in effect from time to time and except as provided below; and provided, further, that (subject to Section 1002 of the Indenture) the Company may at any time remove the Trustee as its office or agency in the Borough of Manhattan, The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations, so long as the Company shall at all times maintain an office or agency for the foregoing purposes in the Borough of Manhattan, The City of New York. Payment of principal and premium, if any, due upon the Maturity of any Security of such series, and payment of accrued and unpaid interest due upon the Maturity of any such Security (except for installments of interests whose Stated Maturity is on or prior to the date of such Maturity), shall be payable to the Person entitled thereto by wire transfer of immediately available funds to an account located in the United States maintained by the payee or, at the option of the Person entitled thereto, by mailing a check, payable to or upon the written order of the Person entitled thereto pursuant to the Indenture, to the address of such Person as it appears in the Security Register, except that payment of principal, premium, if any, and interest due upon the Maturity of any Book-Entry Security of such series shall be made in accordance with the procedures of the Depositary as in effect from time to time.

     (11) The Securities of such series shall be issued in denominations of $1,000 and integral multiples of $1,000.

     (12) The Principal of, premium, if any, and interest on the Securities of such series shall be payable in Dollars.

     (13) Sections 1402 and 1403 of the Indenture shall apply to the Securities of such series, provided that (i) the Company may effect defeasance and covenant defeasance pursuant to Section 1402 and 1403, respectively, only with respect to all (and not less than all) of the Outstanding Securities of such series and
(ii) the only covenants which, for purposes of the Securities of such series, shall be subject to covenant defeasance are the covenants set forth in Sections 1004 (other than the covenant of the Company to preserve and keep in full force and effect its existence subject to Article 8 of the Indenture) and 1005 of the Indenture and the covenants set forth in paragraphs 17 and 18 below.

     (14) The Securities of such series shall be issued in the form of one or more global Book-Entry Securities, the initial depositary for such Book-Entry Securities shall be The Depository Trust Company, and the depositary arrangements shall be those employed by whoever shall be the depositary with respect to the Securities of such series from time to time.

     (15) The Securities of such series shall not be convertible into other securities.

     (16) in addition to the covenants set forth in the Indenture, the covenants set forth in paragraphs (17) and (18) below, together with the definitions set forth in paragraph (19) below, are hereby added to the Indenture for the benefit of the Securities of such series and the Holders thereof.

     (17) The Company will not, and will not permit any Subsidiary to, create, incur, assume or guarantee any Debt secured by a Lien on any Principal Property or by a Lien on any Debt or shares of capital stock of, or other ownership interests in, any Restricted Subsidiary ("Secured Debt") (whether such Principal Property, Debt, shares of capital stock or ownership interests are owned or outstanding on the Original Issuance Date or thereafter acquired or issued, as the case may be) if, immediately after giving effect thereto, the sum, without duplication, of (a) the aggregate principal amount of all Secured Debt (other than Excluded Debt (as defined below)) and (b) the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions (other than Excluded Transactions (as defined below)) would exceed 15% of the Company's Consolidated Net Tangible Assets as of the date of determination, unless the Company provides, concurrently with or prior to the creation, incurrence, assumption or guarantee of such Secured Debt, that the Notes shall be secured equally and ratably with (or, at the option of the Company, prior to) such Secured Debt (for so long only as such Secured Debt is so secured).

     The provisions set forth in the immediately preceding paragraph shall not apply to Debt secured by the following Liens ("Excluded Debt"):

     (i) Liens existing on the Original Issuance Date;

     (ii) Liens on any Principal Property, Debt, shares of capital stock or other ownership interests existing at the time of acquisition thereof (whether by merger, acquisition of stock or assets or otherwise) by the Company or any of its Subsidiaries (whether or not the obligations secured by such Liens are assumed by the Company or a Restricted Subsidiary), provided that such Liens were not created in contemplation of or in connection with such acquisition;

     (iii) Liens upon or with respect to any Principal Property acquired, constructed, improved, developed or expanded by the Company or any of its Subsidiaries after the Original Issuance Date which (A) are created, incurred or assumed contemporaneously with, or not later than 270 days after, the latest to occur of the acquisition (whether by merger, acquisition of stock or assets or otherwise), or the completion of construction, improvement, development or expansion, as the case may be, of such Principal Property, and (B) secure Debt incurred or assumed to finance all or any part of the purchase price of such Principal Property or the cost of such construction, improvement, development or expansion, as the case may be;

     (iv) Liens on shares of capital stock of or other ownership interests in or property of a Restricted Subsidiary to secure Debt incurred or assumed to finance all or any part of the acquisition cost of such Restricted Subsidiary, provided that such Debt is incurred or assumed and the related Liens are created not later than 270 days after such Restricted Subsidiary first becomes a Subsidiary;

     (v) Liens on the property of any Subsidiary securing Debt owing by such Subsidiary to the Company or to any other Subsidiary;

     (vi) Liens in favor of domestic or foreign governments or governmental bodies to secure partial, advance, progress or other payments pursuant to any contract or statute and Liens in favor of any domestic or foreign government or governmental body incurred in connection with industrial revenue, pollution control, private activity bond or similar financing;

     (vii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

     (viii) Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested by the Company in good faith and for which appropriate reserves have been established in accordance with GAAP;

     (ix) Permitted Liens; and

     (x) Liens for the sole purpose of extending, renewing or replacing in whole or in part the Debt secured thereby referred to in the foregoing clauses (i) through (ix), inclusive, or in this clause (x); provided, however, that the Debt excluded pursuant to this clause (x) shall be excluded only in an amount not to exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (together with any premium, fee or expense payable in connection with any such replacement, extension or renewal), and that such extension, renewal or replacement shall be limited to all or part of the Principal Property, Debt, shares of capital stock or other ownership interests, as the case may be, subject to the Lien so extended, renewed or replaced.

     (18) The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction involving any Principal Property or a significant portion thereof (whether such Principal Property is owned on the Original Issuance Date or thereafter acquired), if, immediately after giving effect thereto, the sum, without duplication, of (a) the aggregate principal amount of all Secured Debt (other than Excluded Debt) and (b) the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions (other than Excluded Transactions) would exceed 15% of the Company's Consolidated Net Tangible Assets as of the date of determination.

     The provisions set forth in the immediately preceding paragraph shall not apply to any Sale and Leaseback Transaction (an "Excluded Transaction") if:

     (i) not later than 270 days from the date of such Sale and Leaseback Transaction, the Company or such Subsidiary applies an amount not less than the greater of (A) the net proceeds of the sale of the principal Property (or portion thereof) sold pursuant to such Sale and Leaseback Transaction and (B) the fair value (as determined by the Board of Directors by Board Resolution) of such Principal Property (or portion thereof) to retire Funded Debt of the Company or any Subsidiary, or to purchase other property having a fair value (as determined by the Board of Directors by Board Resolution) at least equal to the fair value (as determined by the Board of Directors by Board Resolution) of the Principal Property (or portion thereof) sold in such Sale and Leaseback Transaction and which other property constitutes a Principal Property (or portion thereof);

     (ii) such Sale and Leaseback Transaction occurs not later than 270 days after the latest to occur of the date of acquisition by the Company or such Subsidiary or the completion of construction of the Principal Property (or portion thereof) sold pursuant to such transaction;

     (iii) such Sale and Leaseback Transaction is between the Company and any Subsidiary or between any Subsidiaries;

     (iv) at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to the Company or such Subsidiary of the Principal Property (or portion thereof) sold pursuant to such transaction is three years or less;

     (v) such Sale and Leaseback Transaction is a transaction in which the relevant Principal property (or significant portion thereof) is sold to and leased back from any domestic or foreign government or governmental body in connection with pollution control, industrial revenue, private activity bond or similar financing;

     (vi) such Sale and Leaseback Transaction involves the extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of a lease pursuant to a Sale and Leaseback Transaction referred to in the above clauses (i) through (v); provided, however, that such lease extension, renewal or replacement shall be limited to all or any part of the same property leased under the lease so extended, renewed or replaced (plus improvements to such property).

     (19) As used herein, the following terms have the meanings set forth below:

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the present value (discounted at a rate per annum equal to the rate per annum at which, at the inception of the lease involved in such Sale and Leaseback Transaction, the lessee would have been able to borrow monies in an amount equal to the proceeds of the Principal Property (or portion thereof) sold pursuant to such

Sale and Leaseback Transaction and for a term substantially similar to the term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended)) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the lesser of (i) the total amount of rental payments required to be paid under such lease from the later of the first date upon which such lease may be so terminated and the date of the determination of such Attributable Debt, through the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) and (ii) the amount of such penalty.

     "Consolidated Net Tangible Assets" means, with respect to the Company and as of any date of determination, the total assets of the Company and its consolidated Subsidiaries determined in accordance with GAAP as they appear on the then most recently prepared consolidated balance sheet of the Company as of the end of a fiscal quarter, less (i) all liabilities shown on such consolidated balance sheet that are classified and accounted for as current liabilities or, in the event that such consolidated balance sheet does not separately classify current liabilities, that otherwise would be considered current liabilities under GAAP (excluding current maturities of long-term debt and current maturities of capitalized lease obligations) and (ii) all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets and all other assets reflected in such consolidated balance sheet which, although not identified as intangible assets, would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names and goodwill.

     "Debt" means indebtedness for borrowed money or indebtedness evidenced by bonds, notes, debentures or other similar instruments given to finance the acquisition of any businesses, properties or assets of any kind (including, without limitation, capital stock or other equity interests in any Person).

     "Funded Debt" means, as of any date of determination, any Debt of the Company or any of its Subsidiaries which, under GAAP, would appear as indebtedness on a consolidated balance sheet of the Company as of such date and which matures (or by its terms is extendable or renewable at the option of the Company or such Subsidiary for a period ending) more than 12 months from such date.

     "Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

     "Original Issuance Date" means March 19, 1998.

     "Permitted Lien" means (i) statutory liens or landlords', carriers', warehousemens', mechanics', suppliers', materialmens', repairmens' or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provisions, if any, required by GAAP shall have been made therefor, (ii) pledges or deposits to secure surety, stay, appeal, indemnity, customs or performance bonds which do not involve indebtedness for borrowed money and (iii) Liens incurred in connection with repurchase, swap or other similar agreements entered into for hedging purposes and not for speculation.

     "Principal Property" means any manufacturing, processing, distribution, research, research and development, warehousing or principal administration facility (including, without limitation, land, fixtures and equipment) owned or leased by the Company or any Subsidiary (including any of the foregoing acquired or leased after the Original Issuance Date) and located within the United States of America, the gross book value of which exceeds 1% of the Company's
Consolidated Net Tangible Assets at the date of determination, in each case other than any of the foregoing which the Board of Directors by Board Resolution determines, together with all other manufacturing, processing, distribution, research, research and development, warehousing and principal administration facilities (including, without limitation, land, fixtures and equipment) previously so determined, are not of material importance to the business conducted by the Company and its Subsidiaries taken as an entirety.

     "Restricted Subsidiary" means any Subsidiary of the Company which (i) owns or leases a Principal Property (or portion thereof) and (ii) (A) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America or (B) which is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement, in one transaction or a series of related transactions, with any Person providing for the leasing to the Company or a Subsidiary of any Principal Property (or significant portion thereof), whether owned on the Original Issuance Date or thereafter acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person with the intention of taking back a lease of such Principal Property (or significant Portion thereof).

                                    ANNEX 11


                    Form of Certificate Evidencing the Notes

[Legend for inclusion in Global Notes--THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[Legend for inclusion in Global Notes-UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.: o

CUSIP No.:  834092 AA 6                           Principal Amount:  $__________


                             Sola International Inc.

                              6 7/8% Notes due 2008

         Sola International Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of _________ DOLLARS ($_______) on March 15, 2008 (the "Maturity Date"), and to pay interest thereon from March 19, 1998 or from the most recent date to which interest has been paid or duly provided for, semiannually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 1998, and at Maturity, at the rate of 6 7/8% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account located in the United States maintained by the payee.

     This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of March 19, 1998 (herein called, together with all indentures supplemental thereto, the "Indenture", which term, as used herein, includes the Officers' Certificate dated as of March 19, 1998 establishing the form and terms of the Notes pursuant to Sections 201 and 301 of the Indenture) between the Company and State Street Bank and Trust Company of California, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) in aggregate principal amount to S100,000,000.

     The Notes are redeemable, as a whole or from time to time in part, at the option of the Company on any date (a "Redemption Date") at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in the Officers' Certificate referred to above) thereon discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Officers' Certificate referred to above) plus 20 basis points, plus in either case accrued interest on the principal amount being redeemed to such Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to a Redemption Date shall be payable to the Holders of the Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture. Notice of redemption of Notes shall be given not less than 30 nor more than 60 days prior to the relevant Redemption Date to each Holder of Notes to be redeemed as provided in the Indenture, and any redemption of the Notes shall be made in accordance with the other terms and provisions of the Indenture.

     The Notes shall be entitled to the benefit of the covenants set forth in the Indenture, including, without limitation, the covenants set forth in the Officers' Certificate referred to above.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note,

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of, premium, if any, and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


[Seal]                                    SOLA INTERNATIONAL INC.


Attest: ____________________________      By: __________________________________
                Theodore Gioia                        Steven M. Neil
                Vice President                    Executive Vice President
                                              Chief Financial Officer, Treasurer
                                                      and Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



STATE STREET BANK AND TRUST COMPANY OF
CALIFORNIA, N.A., as Trustee



By: _________________________________________
               Authorized Signatory

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common                           UNIF GIFT MIN  ACT--_____Custodian  -____
     TEN ENT--as tenants by the entireties;                           (Cust)                    (Minor)
     JT TEN--as joint tenants with right of survivorship              Under Uniform Gifts to Minors
             and not as tenants in common                             Act____________________
                                                                                    (State)

     Additional abbreviations may also be used though not in the above list.

                    ________________________________________


FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURTY OR OTHER IDENTIFYWG NUMBER OF ASSIGNEE
______________________________________________________________________


______________________________________________________________________



________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________________
Attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: _________________________________________________________________________


     Notice: The signature(s) to this assignment must correspond with the name(s) as it/they appear(s) upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.